Exhibit 10(t)


Supplemental Executive Retirement Plan



LIZ CLAIBORNE, INC.
Plan Document








         Effective as of January 1, 2002, and constituting an amendment, restatement and consolidation of the Liz Claiborne, Inc. Supplemental Executive Retirement Plan and the Liz Claiborne, Inc. Bonus Deferral
                                      Plan



















                               Copyright (C) 2001
                           By Westport Worldwide, LLC
                               All Rights Reserved


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                                TABLE OF CONTENTS

                                                                            Page

Purpose......................................................................  1

ARTICLE 1      Definitions...................................................  1

ARTICLE 2      Selection/Enrollment/Eligibility..............................  6
         2.1   Eligibility...................................................  6
         2.2   Enrollment Requirements.......................................  6
         2.3   Commencement of Participation.................................  6
         2.4   Termination of Participation and/or Deferrals.................  7

ARTICLE 3      Deferral Commitments/Employer Contributions/Crediting/Taxes...  7
         3.1   Minimum Deferral..............................................  7
         3.2   Maximum Deferral..............................................  7
         3.3   Election to Defer/Effect of Election Form.....................  8
         3.4   Withholding of Annual Deferral Amounts........................  8
         3.5   Annual Employer Profit Sharing Amount.........................  8
         3.6   Annual Employer Matching Amount...............................  9
         3.7   Investment of Trust Assets....................................  9
         3.8   Vesting.......................................................  9
         3.9   Crediting/Debiting of Account Balances........................ 10
         3.10  FICA and Other Taxes.......................................... 13
         3.11  Distributions................................................. 13

ARTICLE 4      Short-Term Payout/Unforeseeable Financial Emergencies/
               Withdrawal Election........................................... 13
         4.1   Short-Term Payout............................................. 13
         4.2   Other Benefits Take Precedence Over Short-Term Payout......... 14
         4.3   Withdrawal Payout/Suspensions for Unforeseeable Financial
               Emergencies................................................... 14
         4.4   Withdrawal Election........................................... 14

ARTICLE 5      Retirement Benefit............................................ 15
         5.1   Retirement Benefit............................................ 15
         5.2   Payment of Retirement Benefit................................. 15
         5.3   Death Prior to Completion of Retirement Benefit............... 15


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ARTICLE 6      Pre-Retirement Survivor Benefit............................... 16
         6.1   Pre-Retirement Survivor Benefit............................... 16
         6.2   Payment of Pre-Retirement Survivor Benefit.................... 16

ARTICLE 7      Termination Benefit........................................... 16
         7.1   Termination Benefit........................................... 16
         7.2   Payment of Termination Benefit................................ 17

ARTICLE 8      Disability Waiver and Benefit................................. 17
         8.1   Disability Waiver............................................. 17
         8.2   Continued Eligibility/Disability Benefit...................... 18

ARTICLE 9      Beneficiary Designation....................................... 18
         9.1   Beneficiary................................................... 18
         9.2   Beneficiary Designation/Change................................ 18
         9.3   Acknowledgment................................................ 19
         9.4   No Beneficiary Designation.................................... 19
         9.5   Doubt as to Beneficiary....................................... 19
         9.6   Discharge of Obligations...................................... 19

ARTICLE 10     Leave of Absence.............................................. 20
         10.1  Paid Leave of Absence......................................... 20
         10.2  Unpaid Leave of Absence....................................... 20

ARTICLE 11     Termination/Amendment/Modification............................ 20
         11.1  Right Reserved................................................ 20
         11.2  Action to Bind Company........................................ 20
         11.3  Plan Agreement................................................ 21
         11.4  Effect of Payment............................................. 21
         11.5  Amendment to Ensure Proper Characterization of the Plan....... 21

ARTICLE 12     Administration................................................ 21
         12.1  Committee Duties.............................................. 21
         12.2  Agents........................................................ 21
         12.3  Binding Effect of Decisions................................... 21
         12.4  Indemnity of Committee........................................ 22
         12.5  Employer Information.......................................... 22


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ARTICLE 13     Other Benefits and Agreements................................. 22
         13.1  Coordination with Other Benefits.............................. 22

ARTICLE 14     Claims Procedures............................................. 22
         14.1  Presentation of Claim......................................... 22
         14.2  Notification of Decision...................................... 22
         14.3  Review of a Denied Claim...................................... 23
         14.4  Decision on Review............................................ 23
         14.5  Legal Action.................................................. 24

ARTICLE 15     Trust......................................................... 24
         15.1  Establishment of the Trust.................................... 24
         15.2  Interrelationship of the Plan and the Trust................... 24
         15.3  Distributions from the Trust.................................. 24

ARTICLE 16     Miscellaneous................................................. 24
         16.1  Status of Plan................................................ 24
         16.2  Unsecured General Creditor.................................... 24
         16.3  Employer's Liability.......................................... 25
         16.4  Nonassignability.............................................. 25
         16.5  Not a Contract of Employment.................................. 25
         16.6  Furnishing Information........................................ 25
         16.7  Terms......................................................... 25
         16.8  Captions...................................................... 25
         16.9  Governing Law................................................. 26
         16.10 Notice........................................................ 26
         16.11 Successors.................................................... 26
         16.12 Spouse's Interest............................................. 26
         16.13 Validity...................................................... 26
         16.14 Incompetent................................................... 26
         16.15 Court Order................................................... 27
         16.16 Distribution in the Event of Taxation......................... 27
         16.17 Insurance..................................................... 27
         16.18 Government and Other Regulations.............................. 28


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                               LIZ CLAIBORNE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         Effective as of January 1, 2002

                                     Purpose

     This Plan constitutes an amendment, restatement and consolidation of the Liz Claiborne, Inc. Supplemental Executive Retirement Plan and the Liz Claiborne, Inc. Bonus Deferral Plan, which are hereby merged into a single plan. The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Associates of Liz Claiborne, Inc. (the "Company") and its affiliates that have adopted this Plan (collectively with the Company, the "Employer"). This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   Definitions

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Employer Profit Sharing Account balance and (iii) the vested Employer Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Employer Matching Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.6.

1.3 "Annual Employer Profit Sharing Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.5.

1.4 "Annual Deferral Amount" shall mean that portion of a Participant's SERP Compensation and Bonus that a Participant elects to have, and is, deferred in accordance with Article 3, for


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     the Plan Year of  reference.  In the event of a  Participant's  Retirement,
     Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5  "Associate" shall mean a person who is an employee of the Employer.

1.6 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8  "Board" shall mean the board of directors of the Company.

1.9 "Bonus" shall mean any compensation paid to a Participant under any bonus arrangements, relating to services performed during any calendar year for the Employer, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year.

1.10 "Claimant" shall have the meaning set forth in Section 14.1.

1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12 "Committee" shall mean the committee described in Section 12.1 or its designee.

1.13 "Company" shall mean Liz Claiborne, Inc., and any successor to all or substantially all of the Company's assets or business.

1.14 "Compensation" shall have the same meaning as provided in the 401(k) Plan.

1.15 "Compensation Limit" means, with respect to any plan year of the 401(k) Plan, the limit established for such plan year pursuant to section 401(a)(17) of the Code.

1.16 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If the Employer determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under


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     Code section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Code section 162(m).

1.17 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18 "Deferral Limit" means, with respect to any calendar year, the limit on elective deferrals for such year established pursuant to section 402(g) of the Code.

1.19 "Disability" shall have the same meaning as provided in the 401(k) Plan.

1.20 "Disability Benefit" shall mean the benefit set forth in Article 8.

1.21 "Effective Date" shall mean the effective date of this amended and restated version of the Plan, which will be January 1, 2002. The original effective date for the Liz Claiborne, Inc. Supplemental Executive Retirement Plan was August 5, 1993. The original effective date for the Liz Claiborne, Inc. Bonus Deferral Plan was December 8, 1995.

1.22 "Election Form" shall mean the form or forms established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.23 "Employer" shall mean the Company and/or any of its subsidiaries and/or its parent and/or its parent's subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan for their Associates.

1.24 "Employer Matching Account" shall mean (i) the sum of all of a Participant's Annual Employer Matching Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Employer Matching


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     Account, less (iii) all distributions made to the Participant or his or her
     Beneficiary pursuant to this Plan that relate to the Participant's Employer Matching Account.

1.25 "Employer Profit Sharing Account" shall mean (i) the sum of the Participant's Annual Employer Profit Sharing Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Employer Profit Sharing Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Employer Profit Sharing Account.

1.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27 "401(k) Plan" shall mean the Liz Claiborne 401(k) Savings and Profit Sharing Plan, as amended from time to time.

1.28 "Participant" shall mean any Associate who participates in the Plan as provided in Article 2.

1.29 "Plan" shall mean this Supplemental Executive Retirement Plan, an amendment, restatement and consolidation of the Liz Claiborne, Inc. Supplemental Executive Retirement Plan and the Liz Claiborne, Inc. Bonus Deferral Plan, as evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.30 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Employer and a Participant. Each Plan Agreement executed by a Participant and the Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.31 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.32 "Pre-Retirement  Survivor  Benefit"  shall  mean the  benefit  set forth in
     Article 6.

1.33 "Retirement", "Retire(s)" or "Retired" shall mean severance from employment from the Employer for any reason other than a leave of absence, death or Disability on or after the


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     earlier of the attainment of (i) age sixty five (65) or (ii) age sixty (60)
     with six (6) Years of Service, or (iii) twenty (20) Years of Service (regardless of age).

1.34 "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.35 "Section 415 Limit" means, with respect to any limitation year within the meaning of Treas. Reg. section 1.415-2(b), the limit established for such year pursuant to section 415(c)(1)(A) of the Code.

1.36 "SERP Compensation" means Compensation without regard to the Compensation Limit (and without regard to any Annual Deferral Amounts elected pursuant to this Plan) paid to a Participant for services performed for the Employer during any calendar year.

1.37 "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.38 "Termination Benefit" shall mean the benefit set forth in Article 7.

1.39 "Termination of Employment"  shall mean the severing of employment with the
     Employer,   voluntarily  or  involuntarily,   for  any  reason  other  than
     Retirement, Disability, death or an authorized leave of absence.

1.40 "Trust" shall mean the Trust established pursuant to this Plan, as amended from time to time.

1.41 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.42 "Yearly Installment Method" shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day), and shall be paid as soon as practicable thereafter. The date of reference with respect to the first (1st) yearly installment payment shall be as provided in Section 5.2, Section 6.2, Section 7.2, or
     Section 8.2, as applicable, and the date of reference with respect to subsequent yearly installment payments shall be within sixty (60) days following the end of each Plan Year. The yearly installment shall be calculated by multiplying this balance by a


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     fraction,  the numerator of which is one (1), and the  denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

1.43 "Years of Service" shall have the same meaning as "Years of Vesting Service" is given in the 401(k) Plan.

                                    ARTICLE 2

                        Selection/Enrollment/Eligibility

2.1 Eligibility. Subject to Section 2.2, any Associate who is eligible to participate in the 401(k) Plan, and (i) whose benefits under the 401(k) Plan could reasonably be expected to be limited in any plan year of the 401(k) Plan by operation of the Compensation Limit, the Section 415 Limit or the Deferral Limit, or (ii) whose Compensation, equals or exceeds for any plan year of the 401(k) Plan one hundred thousand dollars ($100,000), shall become a Participant. In addition, the Committee, in its discretion, may permit an Associate to become a Participant if his or her SERP Compensation equals or exceeds for any calendar year two hundred fifty thousand dollars ($250,000), notwithstanding that he or she is not a participant in the 401(k) Plan. An individual shall continue to be a Participant until his or her vested Account Balance shall have been distributed in full, as provided herein. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance.

2.2 Enrollment Requirements. Participation in the Plan shall be limited to a select group of management or highly compensated Associates (within the meaning of section 201(2) of ERISA), as determined by the Committee in its sole discretion. As an additional condition to participation, each Associate eligible for Plan participation shall complete, execute and return to the Committee a Plan Agreement, an Election Form(s), an Insurance Consent Form and a Beneficiary Designation Form, all within thirty (30) days after he or she becomes eligible to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Commencement of Participation. Provided an Associate who is eligible for Plan participation has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Associate shall commence participation in the Plan on the first day of the month following the month in which the Associate completes all enrollment requirements. If an Associate fails to meet all such requirements within the period required, in accordance


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     with Section 2.2, that  Associate  shall not be eligible to  participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                    ARTICLE 3

           Deferral Commitments/Employer Contributions/Crediting/Taxes

3.1  Minimum Deferral.

     (a) SERP Compensation and Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, SERP Compensation and/or Bonus, if any, in the minimum amount of one percent (1%) in the aggregate. If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred for a given Plan Year shall be zero (0).

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is twelve (12).

3.2  Maximum Deferral.

     (a) SERP Compensation and Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, SERP Compensation and/or Bonus, if any, up to the following maximum percentages for each deferral elected:

          ------------------------------------ -----------------
           Deferral                              Maximum Amount
          ------------------------------------ -----------------
           SERP Compensation                              15%
           Bonus                                         100%
          ------------------------------------ -----------------


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     (b)  Notwithstanding  the  foregoing,  (i) the  Committee  may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above, and (ii) if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount with respect to SERP Compensation shall be limited to the amount of such compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form(s) to the Committee for acceptance.

3.3  Election to Defer/Effect of Election Form.

     (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

     (b) Subsequent Plan Years. For each succeeding Plan Year, a deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form(s). If no such Election Form(s) is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero (0) for that Plan Year.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the SERP Compensation portion of the Annual Deferral Amount shall be withheld from each regularly scheduled SERP Compensation payroll in equal amounts, as adjusted from time to time for increases and decreases in SERP Compensation. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Employer Profit Sharing Amount. As soon as practicable after the close of each Plan Year, if the Employer makes a profit sharing contribution under the 401(k) Plan for the corresponding plan year of the 401(k) Plan, the Employer shall determine an Annual Employer Profit Sharing Amount for each Participant hereunder who is entitled under the 401(k) Plan to share in the allocation of such profit sharing contribution. The Annual


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     Employer Profit Sharing Amount for each such Participant for each Plan Year shall be equal to the product of (a) multiplied by (b), reduced by (c), where:

     (a) is the ratio of (i) the Employer's profit sharing contribution to the 401(k) Plan for the corresponding plan year of the 401(k) Plan, to
          (ii) the total Compensation, during the plan year of the 401(k) Plan for which such profit sharing contribution is made, of all 401(k) Plan participants entitled to share in the allocation of such profit sharing contribution;

     (b) is the Participant's SERP Compensation during such Plan Year; provided that, if such SERP Compensation does not exceed the Compensation Limit for the corresponding plan year of the 401(k) Plan, the Participant shall be deemed to have no SERP Compensation for such Plan Year; and

     (c)  is the profit sharing amount actually allocated to the

     Participant's 401(k) Plan account for the corresponding plan year of the 401(k) Plan. Each Participant's Annual Employer Profit Sharing Amount shall be credited to his or her Employer Profit Sharing Account as soon as administratively possible after the Company's declaration and payment of the profit sharing contribution under the 401(k) Plan.

3.6 Annual Employer Matching Amount. Each Participant who is eligible to participate in the 401(k) Plan during any plan year of the 401(k) Plan, and who is eligible to share in the allocation of the profit sharing contribution for such plan year of the 401(k) Plan, shall be entitled to an Annual Employer Matching Amount for the corresponding Plan Year equal to the applicable matching percentage under the 401(k) Plan for such plan year of the 401(k) Plan, as determined by the Employer, multiplied by the amount by which the Participant's SERP Compensation during the corresponding Plan Year exceeds the Compensation Limit for such plan year of the 401(k) Plan.

     A Participant's Annual Employer Matching Amount shall be credited to his or her Employer Matching Account as soon as administratively possible after the last day of the Plan Year to which it relates.

3.7 Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.8  Vesting.


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     (a)  A Participant  shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

     (b) A Participant shall become vested in his or her Employer Matching Account and his or her Employer Profit Sharing Account as and to the extent that the Participant becomes vested in Employer matching contributions and Employer profit sharing contributions, respectively, under the 401(k) Plan.

3.9 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

     (a) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited or debited to his or her Account Balance for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence.
          Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect daily, by submitting an Election Form(s) to the Committee that is accepted by the Committee (which submission may take the form of an electronic transmission, if required or permitted by the Committee), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the previous sentence.

     (b) Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).


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     (c)  Measurement  Funds.  The  Participant  may  elect  one or  more of the
          Measurement Funds set forth on Schedule A (the "Measurement Funds"), for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first business day that follows by thirty
          (30) days the day on which the Committee gives Participants advance written notice of such change. If the Committee receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant's Measurement Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction). If the Committee possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Funds of less than all of the Participant's Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income, or other or similar Measurement Fund made available under the Plan as determined by the Committee in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Committee, the Company and the Employer, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant's Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

     (d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant's SERP Compensation and Bonus through reductions in his or her payroll, at the closing price on such date; and (iii) any


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          distribution  made to a Participant that decreases such  Participant's
          Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar month, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

     (e) Credits for Dividend Reinvestment. Whenever a cash dividend is paid on Company Stock, the portion of each Participant's Account Balance deemed invested in Phantom Shares shall be credited as of the payment date with a number of Phantom Shares (including any fractional share) equal to the quotient of (a) an amount equal to the cash dividend payable on a number of shares of Company Stock equal to the number of Phantom Shares (excluding any fractional share) standing credited to such Account Balance at the record date divided by (b) the Fair Market Value of a share of Company Stock on such payment date. In the event of a stock dividend or distribution, stock split, recapitalization or the like, each Participant's Account Balance shall be credited as of the payment date with a number of Phantom Shares (including any fractional share) equal to the number of shares (including any fractional share) of Company Stock payable in respect of shares of Company Stock equal in number to the number of Phantom Shares (excluding any fractional share) standing credit to such Account Balance at the record date. For purposes of this Section 3.9(e), "Company Stock" means the common stock of the Company; "Phantom Share" means a deemed investment of a Participant's Account Balance in a share of Company Stock; and "Fair Market Value" means, on any date, the closing price per share of Company Stock reported on the New York Stock Exchange for such date, or, if no trading occurs on such date, for the last preceding day on which trading occurred.

     (f) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Employer or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer or the Trust; the Participant shall at all times remain an unsecured general creditor of his or her Employer.


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     (g)  Beneficiary  Elections.  Each  reference  in  this  Section  3.9  to a
          Participant shall be deemed to include, where applicable, a reference to a Beneficiary.


3.10 FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Employer shall withhold from that portion of the Participant's SERP Compensation and/or Bonus that is not being deferred, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

     (b) Annual Employer Matching Amounts and Annual Employer Profit Sharing Amounts. When a Participant becomes vested in a portion of his or her Employer Matching Account or Employer Profit Sharing Account, the Employer shall have the discretion to withhold from the Participant's SERP Compensation and/or Bonus that are not deferred, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Employer Matching Account or Employer Profit Sharing Account in order to comply with this Section 3.10.

3.11 Distributions. The Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.

                                    ARTICLE 4

    Short-Term Payout/Unforeseeable Financial Emergencies/Withdrawal Election

4.1 Short-Term Payout. In connection with each election made which will become effective on or after January 1, 2002 to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the post-2001 Annual Deferral Amount, plus amounts credited or debited thereto in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable


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     (rather than the date of a Retirement,  Disability, death or Termination of
     Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a period beginning one (1) day and ending sixty (60) days after the last day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred, as specifically elected by the Participant. By way of example, if a three (3) year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2002, the three (3) year Short-Term Payout would become payable during a sixty (60) day period commencing January 1, 2006. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, a Participant who is an active Associate may, with respect to each Short-Term Payout, on a form determined by the Committee, make one or more additional deferral elections (a "Subsequent Election") to defer payment of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Committee no later than one (1) year prior to the first day of the Plan Year in which, but for the Subsequent Election, such Short-Term Payout would be paid, and such Subsequent Election is at least three (3) Plan Years from the Plan Year in which the Short-Term Payout, but for the Subsequent Election, would be paid.

4.2 Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.


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4.4  Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or his or her Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her vested Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount as soon as practicable after his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan for the remainder of the Plan Year in which the withdrawal election is made, but in no event less than a period of six (6) months. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation. Any Participant who elects a withdrawal under this Section 4.4 shall be subject to the bankruptcy regulations regarding preference payments.

                                    ARTICLE 5

                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. If a Participant's Account Balance at the time of his or her Retirement is less than fifty thousand dollars ($50,000), the Participant's Retirement Benefit automatically shall be paid in a lump sum. If the Participant's Account Balance at such time is equal to or greater than that amount, the Participant shall receive his or her Retirement Benefit in a lump sum or pursuant to a Yearly Installment Method of up to ten (10) years, as selected by the Participant on an Election Form, in connection with his or her commencement of participation in the Plan. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one
     (1) year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment


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     of the  Retirement  Benefit,  then such benefit  shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, within sixty (60) days following the Plan Year in which the Participant's Retirement occurs. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (i) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) in a lump sum, if requested by the Participant's Beneficiary and allowed in the sole discretion of the Committee, in an amount that is equal to the Participant's unpaid remaining Account Balance. Any payment made hereunder shall not be subject to the Deduction Limitation.

                                    ARTICLE 6

                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. A Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. If a Participant's Account Balance at the time of his or her death is less than fifty thousand dollars ($50,000), the Participant's Pre-Retirement Survivor Benefit automatically shall be paid in a lump sum. If the Participant's Account Balance at such time is equal to or greater than that amount, the Participant shall receive his or her Pre-Retirement Survivor Benefit in a lump sum or pursuant to a Yearly Installment Method of up to ten (10) years, as selected by the Participant on an Election Form, in connection with his or her commencement of participation in the Plan. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's death and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, within sixty
     (60) days after the


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     Committee  has  been  provided  with  proof  that  is  satisfactory  to the
     Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7

                               Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, a Participant shall receive a Termination Benefit, which shall be equal to the
     Participant's vested Account Balance if the Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2 Payment of Termination Benefit. If a Participant's vested Account Balance at the time of his or her Termination of Employment is less than fifty thousand dollars ($50,000), the Participant's Termination Benefit automatically shall be paid in a lump sum. If the Participant's vested Account Balance at such time is equal to or greater than that amount, the Participant shall receive his or her Termination Benefit in a lump sum or pursuant to a Yearly Installment Method of up to ten (10) years, as selected by the Participant on an Election Form, in connection with his or her commencement of participation in the Plan. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, within sixty (60) days following the Plan Year in which the Participant's Termination of Employment occurs. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 8

                          Disability Waiver and Benefit

8.1  Disability Waiver.

     (a) Suspension of Deferrals and Contributions. A Participant who is determined by the Committee to be suffering from a Disability shall be suspended for the period of the Disability with respect to that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's SERP Compensation and/or Bonus during the period of the Disability. Neither such suspended portion nor any Compensation or SERP Compensation attributable to the period of the Disability


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          shall be taken into  account in  determining  a  Participant's  Annual
          Employer Profit Sharing Amount or Annual Employer Matching Amount hereunder.

     (b) Return to Work. If a Participant returns to employment with the Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Continued Eligibility/Disability Benefit. Except as provided in Section 8.1(a) above, a Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed by the Employer, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with
     Article 5. The Disability Benefit shall be paid in a lump within sixty (60) days following the Plan Year in which the Committee exercises such right; provided, that if the Participant's Disability Benefit is equal to or greater than fifty thousand dollars ($50,000), the Disability Benefit shall be paid in a lump sum or pursuant to a Yearly Installment Method of up to ten (10) years, as elected by the Participant, in connection with his or her commencement of participation in the Plan, on an Election Form. The lump sum payment shall be made, or installment payments shall commence, within sixty (60) days following the Plan Year in which the Committee exercises such right. Any payment made hereunder shall not be subject to the Deduction Limitation.

                                    ARTICLE 9

                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Employer in which the Participant participates.


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9.2  Beneficiary  Designation/Change.  A Participant  shall designate his or her
     Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until a Beneficiary Designation Form is signed by the Participant and received by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her designated (or deemed) beneficiary under the 401(k) Plan.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Committee to be a valid Beneficiary shall fully and completely discharge the Company, the Employer and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits. Neither the Committee nor the Company nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Committee, the Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Committee determines. If the location of none of the foregoing persons can be determined, the Committee shall have the right to direct that the


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     amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Beneficiary of the Participant to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Committee nor the Company nor the Employer shall be liable to any person for any payment made in accordance with such law.

                                   ARTICLE 10

                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

10.2 Unpaid Leave of Absence. If a Participant is authorized by his or her Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11

                       Termination/Amendment/Modification

11.1 Right Reserved. (a) Subject to Section 11.2, the Committee may at any time amend the Plan, retroactively or otherwise, in any respect or terminate the Plan. However, no such amendment or termination shall reduce any Participant's Account Balance determined as though the date of such amendment or termination were the date of his or her Termination of Employment. No amendment shall increase Plan benefits, or broaden Plan eligibility, without action by the Board.

     (b) Notwithstanding a termination of the Plan, earnings shall continue to be credited to each Participant's Account Balance pursuant to Section
          3.9 until such time as such Account Balance is terminated  pursuant to
          Section 11.1(c) or 11.4.


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     (c)  In its  discretion,  the Company may upon Plan  termination  or at any time thereafter pay to every Participant (or Beneficiary) in a single lump sum distribution the Participant's remaining unpaid Account
          Balance,   whereupon  all  Employer  obligations  hereunder  shall  be terminated.

11.2 Action to Bind Company. Upon the execution of the Plan by the Company, each other Employer designates the Company as its agent to administer the Plan. Any amendment or termination of the Plan by the Company shall be binding upon each other Employer.

11.3 Plan Agreement. Despite the provisions of Section 11.1 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

11.5 Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous Sections of this Article 11, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a non-tax-qualified "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA sections 201(2), 301(a)(3) and 401(a)(1), to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant's receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

                                   ARTICLE 12

                                 Administration

12.1 Committee Duties. This Plan shall be administered by a Committee which the Board shall designate or appoint from time to time. Members of the Committee may be Participants under this Plan. The Committee shall have the discretion and authority to (i) interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When


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     making a determination  or calculation,  the Committee shall be entitled to rely on information furnished by a Participant or the Employer.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee, its appointees, and any Associate to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Associate. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections of the Committee.

12.5 Employer Information. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13

                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Associates of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14

                                Claims Procedures


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14.1 Presentation  of  Claim.  Any  Participant  or  Beneficiary  of a  deceased
     Participant  (such  Participant or Beneficiary being referred to below as a
     "Claimant")   may  deliver  to  the   Committee  a  written   claim  for  a
     determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv) an explanation of the claim review procedure set forth in Section
               14.3 below.

14.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.


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14.4 Decision  on Review.  The  Committee  shall  render its  decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this
     Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15

                                      Trust

15.1 Establishment of the Trust. The Company has established the Trust, and each Employer intends, but is not required, to transfer over to the Trust annually such assets as the Employer determines, in its sole discretion, are appropriate to provide for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Employer Profit Sharing Amounts, and Annual Employer Matching Amounts for the Employer's Participants for Plan Years beginning January 1, 2002.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participants and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions from the Trust. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16

                                  Miscellaneous


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16.1 Status of Plan.  The Plan is  intended  to be a plan that is not  qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. The Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.


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16.6 Furnishing  Information.  A  Participant  or his or  her  Beneficiary  will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of New York without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              Director of Benefits
                               Liz Claiborne, Inc.
                       1 Claiborne Avenue, HQ2, 7th Floor
                         North Bergen, New Jersey 07047

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be


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PLAN DOCUMENT continued...


     transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16 Distribution in the Event of Taxation.

     (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the Participant's benefits to be paid under this Plan.

     (b) Trust. If the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such


                                       27
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          provisions,  the  Participant's  benefits  under  this  Plan  shall be reduced to the extent of such distributions.

16.17 Insurance. The Employer, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for insurance.

16.18 Government and Other Regulations. This Plan shall be administered in all respects to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), with section 162(m) of the Code, and with any other provision or statute or regulation which governs the Plan. Notwithstanding anything herein to the contrary, any provision of the Plan or a Plan Agreement which is inconsistent with the Act, the Code, or such other governing statute or regulation, including any provision which relates to a deemed investment under the Plan in the common stock of the Company, shall be inoperative, shall not affect the validity of the Plan, and shall be reconstituted to the extent necessary to render it consistent with the Act, the Code, or such other governing statute or regulation.

IN WITNESS WHEREOF, the Company has signed this Plan document as of November 6, 2001.


                       Liz Claiborne, Inc.

                       By: /s/ Nicholas J. Rubino
                       Title: Vice President - Deputy General
                              Counsel and Secretary

LIZ CLAIBORNE, INC.
PLAN DOCUMENT continued...


                                   Schedule A

                               Measurement Funds


Pursuant to Section 3.9(c), the Participant may elect one or more of the following Measurement Funds:
--------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio
Fidelity VIP Contrafund Portfolio
PIMCO VIT Short-Term Bond Portfolio (Institutional Class)
PIMCO VIT Total Return Bond Portfolio (Institutional Class)
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price Equity Income Portfolio
Vanguard VIF Balanced Portfolio (Wellington)
Vanguard VIF Equity Index Portfolio (S&P Index Fund)
Vanguard VIF Small Company Growth Portfolio (Explorer)
Vanguard VIF International Portfolio
American Express Trust Income Fund II
Phantom Shares (deemed investment in Company Stock)